UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2017

The Sherwin-Williams Company

(Exact Name of Registrant as Specified in Charter)

Ohio	1-04851	34-0526850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 West Prospect Avenue Cleveland, Ohio		44115
(Address of Principal Executive Offices)		(Zip Code)

(216) 566-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2017, Catherine M. Kilbane and The Sherwin-Williams Company (“Sherwin-Williams”) agreed that she would transition from her position as Senior Vice President, General Counsel and Secretary of Sherwin-Williams to the new position of Senior Vice President, Legal Integration in connection with the recently completed Valspar acquisition. This new position will be effective on August 1, 2017 and will continue until November 30, 2018 (the “Term”).

In connection with her change in position, Ms. Kilbane and Sherwin-Williams entered into a retention agreement dated as of June 12, 2017 (the “Agreement”). During the Term and subject to the terms and conditions of the Agreement, Ms. Kilbane will (i) receive a base salary in the aggregate amount of $748,557, (ii) have an opportunity to earn a 2017 annual cash incentive award at a target award amount of $392,993 in accordance with the terms of the award, (iii) receive a 2018 annual cash incentive award in the amount of $327,494, (iv) continue to participate in the Sherwin-Williams’ retirement, health and welfare programs, (v) continue to vest in outstanding equity incentive awards in accordance with the terms of such awards, and (vi) receive payment for accrued, but unused vacation. The Agreement includes releases of claims, as well as confidentiality and other customary obligations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHERWIN-WILLIAMS COMPANY

June 16, 2017	By:	/s/ Jane M. Cronin
		Name:	Jane M. Cronin
		Title:	Senior Vice President – Corporate Controller and Assistant Secretary

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